Proxy Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                  Xin Net Corp.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1)Title of each class of securities to which transaction applies:

Common
-----------------------------------------------------------------

 2)Aggregate number of securities to which transaction applies:
21,360,010
-----------------------------------------------------------------

 3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
-----------------------------------------------------------------

 4)Proposed maximum aggregate value of transaction:
N/A
-----------------------------------------------------------------

                                  Xin Net Corp.
                             #830-789 W. Pender St.
                         Vancouver, B.C. Canada V6C 1H2

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY ____, 2001

         Notice is hereby given that the Annual Meeting of Shareholders of Xin Net Corp., (hereinafter referred to as "the Company") will be held at Vancouver, B.C., at 9:00 a.m., local time, for the following purposes:

         1. To elect four directors to hold office until the next annual meeting of shareholders and qualification of their respective successors.

         2.       To approve an Employee Stock Award Plan for the
                  Company.

         3. To ratify the designation of Clancy & Co. as Independent Accountants for the annual period ending December 31, 2000.

         4. To transact such other business as may properly come before the Annual Meeting or any postponement of or adjournment thereof.


     The Board of Directors has fixed the closing of business on December _____, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 accompanies this Notice of Annual Meeting and Proxy Statement.

         All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying pre-addressed envelope. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company and instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the Meeting.


                                              /s/ Marc Hung
                                              ----------------------------------
                                              Xin Net Corp.
                                              Marc Hung, President

                                 PROXY STATEMENT

                                  Xin Net Corp.

                             #830-789 W. Pender St.
                          Vancouver, BC Canada V6C 1H2

                                ANNUAL MEETING OF

                             SHAREHOLDERS TO BE HELD

                               January ____, 2001

         This Proxy Statement is being furnished to the shareholders of Xin Net Corp., a Florida corporation, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, January ____, 2001 at #830-789 W. Pender Street, Vancouver, BC Canada. The Proxy Statement is first being sent or given to shareholders on or about December ____, 2000.

         PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

         WE ARE  ASKING  YOU FOR A  PROXY,  AND YOU ARE  REQUESTED  TO SEND US A
         PROXY.

                                  VOTING RIGHTS

         Stockholders of record of the Company as of the close of business on December ____, 2000 have the right to receive notice of and to vote at the Annual Meeting. On November 30, 2000, the Company had issued the outstanding 21,360,010 shares of Common Stock (the "Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one (1) vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, a majority of the shares entitled to vote must be represented at the Annual Meeting in person or by proxy. Shares of stock may not be voted cumulatively. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

                               EXPENSE OF MAILING

         The expense of preparing and mailing of this Proxy Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this Proxy Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

                                     PROXIES

         In voting their Common Stock, stockholders may vote in favor of or against the proposal to approve the proposals on the agenda or may abstain from voting. Stockholders should specify their choice on the accompanying proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. If no specific instruction are given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the approval of the proposals and in the discretion of such proxies to any other procedural matters which may properly come before the Meeting or any adjournments thereof. All proxies delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by (i) giving written notice to the Secretary of the Company,
(ii) by delivering a later dated proxy card, or (iii) by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to Ernest Cheung, Secretary, Xin Net Corp., #830-789 W. Pender St., Vancouver BC Canada V6C 1H2.

         HOLDERS OF COMMON STOCK ARE REQUIRED TO  COMPLETE,  DATE,  AND SIGN THE
ACCOMPANYING   PROXY  CARD  AND  RETURN  IT  PROMPTLY  TO  THE  COMPANY  IN  THE
ACCOMPANYING PRE-ADDRESSED ENVELOPE.

     The person named as proxy is Marc Hung, a director of the Company.

     In addition to the solicitation of proxies by mail, the Company, through its directors, officers, and employees, may solicit proxies from stockholders personally or by telephone or other forms of communication. The Company will not reimburse anyone for reasonable out-of-pocket costs and expenses incurred in the solicitation of proxies. The Company also will request brokerage houses, nominees, fiduciaries, and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

         None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon, except that all officers and directors may be deemed beneficiaries under the Employee Stock Award Plan proposed for adoption.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     As of the call date of the meeting, December ____, 2000, the total number of common shares outstanding and entitled to vote was 21,360,010.

         The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

                                   RECORD DATE

         Stock transfer records will remain open. December ____,2000 shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

          The following table sets forth information as of November 30, 2000, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.



Title        Name and                           Amount and              Percent
of           Address of                         Nature of               of
Class        Beneficial Owner                   Beneficial Interest     Class
-----        ----------------                   -------------------     -----

Common        Xiao-qing Du
              #2754 Adanac St.                    2,760,000               12.9%
              Vancouver, BC V5K 2M9

Common       Richco Investors, Inc.               2,962,500               13.9%
             789 W. Pender St., #830
             Vancouver, BC Canada V6C 1H2

Common       Ernest Cheung       (1)              2,962,500               13.9%
             Secretary and Director
             789 W. Pender St., #830
             Vancouver, BC  Canada V6C 1H2

Common       Maurice Tsakok      (1)              2,962,500               13.9%
             789 W. Pender St., #830
             Vancouver, BC Canada V6C 1H2


Common       Marc Hung                              118,000                 .5%
             789 W. Pender St., #830
             Vancouver, BC Canada V6C 1H2


Officers and Directors as a Group                 5,840,500               27.3%

(1) Through Richco Investors, Inc. of which Ernest Cheung and Maurice Tsakok are officers, directors, and shareholders.



                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. Abstensions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

        III. The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors of the Company and to approve the Employee Stock Award Plan.

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

         (a) Cash Compensation.

     Compensation paid by the Company for all services provided up to December 31, 1999 and to September 30, 2000 to (1) each of our executive officers and (2) to all officers as a group.

                    SUMMARY COMPENSATION TABLE OF EXECUTIVES

                        Cash Compensation             Security Grants

------------------------------------------------------------------------------

Name and      Year  Salary  Bonus  Consulting  Number Securities   Long Term
Principal                          Fees/Other  of     Underling    Compensation/
Position                           Fees ($)    Shares Options/     Option
                                                      SARs(#)
------------------------------------------------------------------------------

Xiao-qing Du  1997  20,000    0      0             0         0       0
President of  1998  20,000    0      0             0         0       0
Infornet      1999  27,474    0      16,000        0         0       0
Subsidiary(3) 2000  22,500    0      0             0         0       0
                    (CDN)
------------------------------------------------------------------------------
Marc Hung     1998       0    0      0             0                 0
President(3)  1999       0    0      17,500        0         0       $4,500 (2)
              2000       0    0      23,500 (CDN)  0         0       0
------------------------------------------------------------------------------
Ernest Cheung, 1998      0    0      0             0         0       (1)
Secretary (3)  1999      0    0      8,000         0         0       $385,000
               2000      0    0      18,000 (CDN)  0         0       0
------------------------------------------------------------------------------
Officers as a  1998 20,000    0      0             0         0
Group(3)       1999 27,474    0      41,500        0         0       $389,500
                    (CDN)            (CDN)
               2000 22,500    0      41,500        0         0       0


     Effective on April 6, 1999, Marc Hung was appointed as President of the Company and Angela X. Du resigned as the President of the Company. She is the President of Infornet Investment Corp., the wholly owned operating subsidiary in Canada.

     (1)Richco Investors, Inc. of which Mr. Cheung is an officer and director, and Mr. Tsakok is an officer and director, received 385,000 units for its services in structuring the private placement.

     (2) Compensation in the form of options at a below market price.

     (3)  For nine months to September 30, 2000

                     SUMMARY COMPENSATION TABLE OF DIRECTORS
                             (To December 31, 1999)

                        Cash Compensation             Security Grants
-----------------------------------------------------------------------------
Name and       Year    Annual   Meeting  Consulting    Number   Securities
Principal              retainer Fees ($) Fees/Other    of       Underlying
Position               Fees ($)          Fees($)       Shares   Options/SARs(#)
                                                       (#)
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Xiao-qing Du,  1998    0          0        0           0           0
Director       1999    0          0        0           0           0
               2000    0          0        0           0           0
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Jing Liang,    1998    0          0        0           0           0
Director       1999    0          0        0           0           0
(resigned in
1999)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Marc Hung      1999    0          0        0           0           $4,500 (2)
Director       2000    0          0        0           0           0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Ernest Cheung, 1998    0          0        0           0           0
Director       1999    0          0        0           0           $385,000(1)
               2000    0          0        0           0           0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Maurice Tsakok 1999    0          0       14,000 CDN   0           $385,000(1)
               2000    0          0       18,000 CDN   0           0
------------------------------------------------------------------------------
Directors as a 1999    0          0       14,000 CDN   0           $389,500
Group          2000    0          0       18,000 cdn   0           0
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) See note (1) under Compensation Table of Executives
(2) See note (2) under Compensation Table of Executives


     No director, except for those who are also officers of the Company as listed above, received any compensation in 1998.

     Effective on May 1, 1998, Jing Liang resigned from his position as Secretary of the Company. Ernest Cheung was appointed Secretary of the Company as of the same date.

     Effective March 10, 1999 Jing Liang resigned as director of the Company.

     Effective on April 6, 1999, Mr. Marc Hung and Mr. Maurice Tsakok were elected as directors of the board.

(e) Termination of Employment and Change of Control Arrangements.  None.

(f) Stock purchase options:

     On February 26, 1999, stock options for a total of 480,000 shares at $.40 per share were granted to officers and employees (or persons who became officers) that had contributed to the success of the company in the past: Marc Hung (150,000 shares) and Xin Wei (330,000 shares) (Note: Mr. Wei is not an officer of the Company, but an employee of Infornet Investment Corp.) All share options were exercised as of April 6, 1999.

     On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the Company in 1999, as follows:

     a. 262,000 options to Gemsco Management Ltd. (owned beneficially by director Maurice Tsakok) for designing and implementing the Company's corporate website, advising on technological matters, researching the technology sector and for services as a director.
     b. 262,000 options to Farmind Link Corp. for their role as advisor on strategic issues, technology market trends, and financial and capital market issues.
     c. 262,000 options to Sinhoy Management Ltd. (owned beneficially by officer and director Marc Hung) for their contributions to the general management of the Company, investor relations, technological matters and for services as a director.
     d. 212,000 options to Lancaster Pacific Investment, Ltd. for their contributions in the areas of regulatory matters, Chinese market conditions and strategies aimed at penetrating the market.
     e. 50,000 options to Ernest Cheung for services rendered as secretary and director of the Company.
     f. 20,000 options to Yonderiche International Consultants Ltd. for services rendered in matters regarding Chinese government policies and regulations.
     g. 1,068,000 options to Weststar Holdings Limited (owned beneficially by Xiao-qing Du, a director and president of Infornet Investment Corp., and Xin Wei, a director and secretary of Infornet Investment Corp. and president of XIN
HAI) and employees of Xin Hai Technology Development Ltd., as a group, for the successful continued development of the business in China and achieving excellent operational results during the year. The breakdown of the 1,068,000 options is to be determined at a later date.

     The average closing price for the five trading days ended on November 12, 1999 was $1.28 per share. The closing price on November 12, 1999 was $1.187 per share.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On February 26, 1999, Marc Hung, who was neither an officer nor director but since has become President and Director, was granted and exercised (in March, 1999) an option to purchase 150,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for services rendered since July 1998 as advisor to the Company in matters relating to management, technology and strategies.

     On February 26, 1999, Kun Wei, a shareholder, was granted and exercised (in March) an option to purchase 330,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the joint venture, in particular with regards to technology development and implementation. Kun Wei is Vice President of Xin Hai Technology Development, Ltd. and the brother of Xin Wei.

     On February 26, 1999, Xin Wei, a shareholder, who is President of Xin Hai Technology Development, Ltd., the Company's joint venture Partner, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the joint venture, in particular with regards to general management of Xin Hai Technology Development Ltd., business development and governmental relations.

     In May 1999, Marc Hung, President and Director of the Company, purchased 80,000 units of the private placement at the $1.00 offering price. Richco Investors, Inc., a public company of which both Messrs. Ernest Cheung and Maurice Tsakok are directors, officers and shareholders, purchased 700,000 units in the private placement at $1.00 per unit in May 1999.

      On September 17, 1999 385,000 units were issued to Richco Investors, Inc. as a consulting fee for services rendered in structuring the unit placement.

     The units consisted of one share and a warrant to purchase an additional unit at $2.00 per unit, such additional unit consisting of one share and a warrant to purchase an additional share at $5.00 per share.

     On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the Company in 1999, as described above under Item (f) "Stock Purchase Options."

     The Company has made loans to the Placer joint venture during the year 1999. These loans bear 0% interest and are payable on demand. At December 31, 1999 the cumulative amount of the loans was $1,558,689.

Committees and Meetings

         The Board held numerous meetings during the fiscal year ended December 31, 1999. The Board has standing Audit and Compensation Committees. The Audit Committee conducted its business during the regular meetings of the Board of Directors during the last fiscal year and in addition, conferred from time to time as necessary. The Compensation Committee, in addition to meetings as part of the regular meetings of the Board, also conferred from time to time as necessary. The Board has no standing nominating committee. All directors attended more than 75% of the Board meetings and the meetings of the Board committees on which such directors served.

         The Audit Committee of the Board presently consists of Mr. Cheung and Mr. Hung. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board the appointment of the independent auditors, and meet with the independent auditors for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and accounting compliance.

         Messrs. Cheung and Hung currently serve on the Compensation Committee. The Compensation Committee will administers the Company's Employee Stock Award Plan (the "Plan") and determines the compensation to be paid to each of the Company's executive officers, employees, and Directors.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Securities and Exchange Commission requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of an entity other than the Company and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee. Messrs. Cheung and Hung are members of the Compensation Committee.

Indemnification of Directors and Officers

         As permitted by the Florida Business Corporation Act, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by the Florida Business
Corporation Act, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law, including those circumstances in which indemnification would otherwise be discretionary.

         The Company has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Florida Business Corporation Act and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified.

         The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "Form 10-KSB") is being furnished simultaneously herewith. The Form 10-KSB is not considered a part of this Proxy Statement.

         The Company will also furnish to any stockholder of the Company a copy of any exhibit to the Form 10-KSB as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to Ernest Cheung, Secretary, at #830, 789 W. Pender St., Vancouver, BC Canada V6C 1H2.



                         BOARD OF DIRECTORS AND OFFICERS

          The persons listed below are Officers and the members of the Board of Directors. All are nominees for Director for the following term.


                        DIRECTORS AND EXECUTIVE OFFICERS
                        --------------------------------

     The directors and executive officers of the Company as of December 7, 2000 are as follows:


                                                                 Period of
                                                                 Service As
                                                                 An Officer Or
     Name                  Age           Position(s)             Director
-----------------------  --------  ------------------------  -------------------
Marc Hung                   55     President & Director            Annual
Ernest Cheung               50     Secretary & Director            Annual
Xiao-qing (Angela) Du       29     Director                        Annual
Maurice Tsakok              48     Director                        Annual

         The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal.

         The principal occupations of each director and officer of the Company for at least the past five years are as follows:

                              MANAGEMENT EXPERIENCE

     Marc Hung,  B.A.Sc.(E.E.),  M.A. Sc. (E.E.)  University of Montreal (1969 &
1971), President and Director, age 55, has been President of the Company since April 6, 1999. From May 1992 to April 1997, Marc Hung was director, Power System

Technology, a division of Institut de Recherche en Electricite du Quebec (IREQ), Hydro-Quebec's Research Institute. His main tasks consisted of general management, networking, promotion of the division's technological products and services and negotiations with potential partners for spinning off promising innovations. The field of responsibility included, amongst others, software products and services, software engineering and telecommunications technology. From May 1997 to June 1998, he was loaned by Hydro-Quebec to the Canadian Centre for Magnetic Fusion (CCFM), a fundamental research entity formed by Hydro-Quebec, the Institut National de Recherche Scientifique (INRS) and (up to March 1997) Atomic Energy of Canada Ltd. Besides general management, his main mandate was to develop and propose a plan for the commercialization of the Centre's innovative products and services. From 1999 to date, he has been President and principal of Sinhoy Management, Ltd. From July 1998 to March 1999, Mr. Hung was on sabbatical for personal reasons, but acted as a consultant to Xin Net.

     Maurice Tsakok, Director, age 48, was employed, from 1994 to 1996, by Sagit Mutual Funds, a mutual fund company who as a Vice-President was responsible for computer operations and research on global technology companies. From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems (MIS) (1976 Hofstra University). From 1997 to date he has been a principal director in Gemsco Management, Ltd.

     Xiao-qing (Angela) Du, President of subsidiary Infornet Investment Corp. and Director, age 29, was President and Director of the company from 1996 to April 1999. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan, Canada. She has been Business Manager of China Machinery & Equipment I/E Corp. (CMEC) from 1992 to 1994. She is now President of Infornet Investment Corp., the wholly owned subsidiary in Canada and remains a director of the company.

     Ernest Cheung, Secretary and Director, age 50, received an MBA in Finance and Marketing from Queen's University, in Kingston, Ontario in 1975 and obtained a Bachelors Degree in Math in 1973 from University of Waterloo, Ontario. From 1984 to 1991, he was Vice President and Director, Capital Group Securities, Ltd. in Toronto, Canada. From 1991 to 1993, he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada. From 1993, to 1994, he was Vice Chairman of Tele Pacific International Communications Corp. of Vancouver, BC. From 1994 - 1996, he was Vice President of Finance of BIT Integration Technology, Inc. of Toronto, Canada. From May 1995 to present, he has served as President of Richco Investors, Inc. of Vancouver, BC.

     From 1992 - 1995, he served as a Director of Tele Pacific International Communications Corp. (VSE). He has also served as a Director of Richco Investors, Inc. (CDN) since 1995. From 1995 - 1996, he was a Director of BIT Integration Technology, Inc. (ASE). Since 1997, he has served and is still serving as Director of the following companies: Argo International Holdings, Inc. (VSE); Spur Ventures, Inc. (VSE); Drucker Industries, Inc. (NASD Bulletin Board); Xin Net Corp. (NASD Bulletin Board); Speechlink Communications Corp.
(NASD); Global-Pacific Minerals, Inc. (TSE); and Pacific E-Link Corp. (VSE); NetNation Communications, Inc. (Nasdaq small cap.).

         He has held a Canadian Securities license but is currently inactive. He has been a Director of Registrant since 1997.


                                   Proposal #1

                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors and that number is four. The Board has nominated four (4) persons. At this Annual Meeting, a Board of four (4) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies


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

received by them for Management's nominees named below. All the nominees are presently directors of the Company. In the event that any Management nominee shall become unavailable, or if other persons are nominated, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the Company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is presented may elect directors.

         The business experience of each director nominee is discussed on pages 9 and 10 of this Proxy Statement.

                   THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

                         Marc Hung
                         Ernest Cheung
                         Xiao-qing (Angela) Du
                         Maurice Tsakok

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

                                   Proposal #2


                            EMPLOYEE STOCK AWARD PLAN

         On October 3, 2000 the Board unanimously approved an Employee Stock Award Plan, subject to stockholder approval, for 15% of shares outstanding, all of which shares will be available for grant to directors and selected employees, advisors and consultants of the Company. The Board believes that the Plan is necessary for the Company to compete effectively in its market by attracting and retaining key talent with stock options.

         The following summary does not purport to be a complete statement of the Plan's terms and is subject to and qualified in its entirety by reference to Exhibit A.

     Under the Plan, only employees, directors, and consultants of the Company or any subsidiary (including, without limitation, independent contractors who are not members of the Board) are eligible to receive grants of Options by the Compensation Committee. The Plan is administered by the Compensation Committee of the Board, which selects the employees to whom options will be granted, determines the number of shares to be made subject to each grant, and prescribes other terms and conditions, including the type of consideration to be paid to the Company for the grant of each option and vesting schedules in connection with each grant.

         Set forth below is an explanation of the Plan and a summary of its principal terms. The text of the Plan is set forth in Exhibit A to this Proxy Statement.

Shares Subject to the Employee Stock Award Plan

     The maximum number of option grants is set at 15% of shares outstanding. The authorized shares issuable in connection with the Plan are subject to adjustment in the event of stock dividends, mergers or other reorganizations and other situations.

     If any option granted under the Plan expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such option shall again be available for additional option grants.



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

Participants

         All directors, employees, advisors, and consultants of the Company are eligible to receive options under the Plan either by automatic grant for the Board made pursuant to the Plan or if selected by the Compensation Committee.

Terms of Stock Options

The exercise price of NSOs under the Plan shall not be less than 100% of the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price of all NSOs granted to a nonemployee director shall be equal to 100% of the fair market value of a share of the Company's Common Stock on the date of grant.

         The exercise price of ISOs granted to the Company's employees shall not be less than 100% of the fair market value of a share of the Company's Common Stock on the date of grant.

         The term of any Option granted under the Plan shall not exceed ten (10) years from the date of grant.

        The Compensation Committee shall have sole discretion in determining the award amounts.

         The Compensation Committee: (1) administers the Plan, and except for automatic grants for the Board made pursuant to the Plan (2) determines the number of shares and options to be granted under the Plan, and the timing, vesting, and other terms of such grants, including, without limitation, the purchase price for each award or sale of shares and the exercise price of each option.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

         ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NSOs need not comply with such requirements.

         An employee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value on the exercise date of the shares acquired under an ISO will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two (2) years following grant and at least one (1) year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. If such shares are held longer than 18 months, the long-term capital gains rate is generally 20%. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one (1)- and two (2)-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be limited to the difference between the fair market value of the stock on the exercise date and the option exercise price. Any remaining gain on the disposition will be capital gain and will be long-term capital gain if the stock had been held for at least one (1) year following the date of exercise. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO if there is no disposition of the shares prior to the satisfaction of the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

         An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one (1) year following exercise. The Company does not receive a deduction for this gain.


New Plan Benefits

         The Compensation Committee has full discretion to determine the number and amount of options to be granted to employees under the Plan. Therefore, the benefits and amounts that will be received by each of the officers named in the Summary Compensation Table above, the executive officers as a group, the directors who are not executive officers as a group, and all other employees under the Plan are not presently determinable.

         The number of options to be received by each nonemployee director pursuant to the terms of the Plan, subject to stockholder approval, are determined by the Compensation Committee.

Required Approval

         For action to be taken at the Annual Meeting, a quorum must be present. To be considered approved, the amendment and restatement of the Plan must receive the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting.

         Unless marked to the contrary, proxies received will be voted "FOR" the approval of the company's Employee Stock Award Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE COMPANY'S EMPLOYEE STOCK AWARD PLAN.

                                   Proposal #3

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Clancy and Co., PLLC, Independent Public Accountants, of Phoenix, Arizona, have been engaged as the Certifying accountants for the period through fiscal year 2000 and shareholders are asked to ratify such engagement.
Ratification of the appointment of Clancy and Co, PLLC, as the Company's independent public accountants for the fiscal year ending December 31, 2000 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Clancy and Co., PLLC, for the forthcoming fiscal year, such appointment will be reconsidered by the Board.

         Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Clancy and Co., PLLC, as independent accountants for the Company's fiscal year ending December 31, 2000.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATIONOF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange

Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by the secretary of the Company at #830-789
W. Pender St., Vancouver, BC Canada V6C 1H2, not later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in June, 2001.

         Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: December ____, 2000
                                       By Order of the Board of Directors

                                           /s/ Marc Hung
                                       By: ----------------------------------
                                            Marc Hung, President


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